UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

FedEx Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-15829 (Commission File Number)	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road Memphis, Tennessee (Address of principal executive offices)	38120 (Zip Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 23, 2025, FedEx Corporation (the “Company”) and the Company’s wholly owned subsidiaries Federal Express Corporation, Federal Express International, Inc., Federal Express Europe, Inc. and FedEx Freight, Inc. entered into an underwriting agreement (the “Underwriting Agreement”) with BNP PARIBAS, Goldman Sachs & Co. LLC and J.P. Morgan Securities plc, on behalf of themselves and as representatives of the several underwriters named on Schedule B to the Underwriting Agreement (collectively, the “Underwriters”), in connection with the issuance and sale by the Company of €500,000,000 aggregate principal amount of the Company’s 3.500% Notes due 2032 and €350,000,000 aggregate principal amount of the Company’s 4.125% Notes due 2037.

We are filing this Current Report on Form 8-K for the purpose of incorporating by reference the exhibit filed herewith into the Registration Statement on Form S-3 (Registration No. 333-273320) by which those notes and related guarantees were registered.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated July 23, 2025, among FedEx Corporation, the Significant Guarantors named therein and BNP PARIBAS, Goldman Sachs & Co. LLC and J.P. Morgan Securities plc, on behalf of themselves and as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDEX CORPORATION

Date: July 24, 2025	By:	/s/ Trampas T. Gunter
Trampas T. Gunter
Corporate Vice President, Corporate Development and Treasurer